Unlimited Guaranty and Indemnity Agreement

                  This Agreement is made between the Guarantor and FLEET NATIONAL BANK (the "Bank"), and in consideration of the extension, modification, or renewal of credit or forbearance by Bank to Food Technology Service, Inc. whose address is 502 Prairie Mine Road, Mulberry, Florida 33860 (the "Debtor").

1. GUARANTY. The Guarantor hereby unconditionally guarantees to Bank the payment when due, by acceleration or otherwise, of all indebtedness, liabilities and obligations of Debtor to Bank of every kind and nature whether absolute or contingent (including liability pursuant to any guarantee or endorsement by Debtor), direct or indirect, primary or secondary, joint or several), and whether heretofore or hereafter created, arising or existing or at any time due and owing from Debtor to Bank including without limitation the payment of all bills, notes, checks, drafts, trade acceptances and other evidences of debt upon or by reason of which Debtor may or shall be liable or obligated to Bank as maker, drawer, endorser, acceptor or otherwise in any manner whatsoever (collectively the "Indebtedness"). The obligations under this Agreement are without limitation as to amount, unless specifically restricted or limited in the Special Provisions section of this Agreement. Further, the obligations under this Agreement are cumulative and in addition to obligations under any other guaranty or indemnity previously given by the Guarantor to Bank and not terminated in writing by Bank.

2. UNCONDITIONAL ABSOLUTE GUARANTY. The Guarantor's liability hereunder shall be direct, immediate and absolute and shall not be conditioned or contingent upon the pursuit, exercise or prosecution by the Bank of any remedies, and the Bank shall have and may exercise against the Guarantor any and all of the rights and remedies that it might exercise against a principal debtor upon a past due and liquidated obligation. This instrument shall constitute an unconditional, continuing guarantee independent of and in addition to any other security, collateral, endorsement or guarantee held by the Bank for the Indebtedness or any part thereof. The liability of the Guarantor hereunder shall not be impaired, altered or otherwise affected by (i) the taking of or release of any other or additional security for or guarantee of the Indebtedness or any part thereof, (ii) any neglect, failure or omission to hold, perfect, protect or rely on or realize upon any such other or additional security or guarantee, (iii) any extension of credit in excess of the limit, if any, of this guarantee, (iv) any renewal, extension, modification, compounding, compromise, payment, replacement or discharge of the Indebtedness or any part thereof or (v) any other act, failure to act, or thing whatsoever, which but for this Section 2 would constitute a release of any obligations of the Guarantor, and all of which the Guarantor hereby consents to without notice to the Guarantor.

         Any payment of principal or interest, acknowledgment, promise or other act by or on behalf of the Debtor, the effect of which would take any right which the Bank may have against Debtor out of the operation of any statute of limitations shall have a like effect with respect to the right which the Bank may have hereunder against the Guarantor notwithstanding the Guarantor's lack of notice thereof or consent thereto.

         The Guarantor waives notice of acceptance of this guarantee; notice that any Indebtedness has been incurred; presentment, demand, protest, notice of dishonor of any note or Indebtedness; or notice to the Guarantor, Debtor, or any other person, of Debtor's default. The Guarantor authorizes the Bank in its sole discretion to direct the order or manner of the disposition of the collateral and the enforcement of any and all endorsements and guaranties relating to the Indebtedness. Any payments or credits received from Debtor, Guarantor, or any other source may be applied to the Indebtedness in whatever order or manner Bank elects.

3. INDEMNITY. The Guarantor hereby agrees to indemnify the Bank and hold it harmless from and against any and all losses, expenses and damages incurred by the Bank in connection with or as a result of the assertion of any and all claims for the return of moneys (including the proceeds of any collateral) received or applied by the Bank in partial or full payment of the Indebtedness, including without limitation all other applicable laws, or that the payment of such moneys or the giving of such collateral to the Bank constituted a preference or fraudulent transfer under the Bankruptcy Code or any other applicable statute. This indemnity shall extend to and include all moneys recovered from or paid over by the Bank as a result of such claims, regardless of the basis thereof, and all costs and expenses including reasonable attorneys fees incurred by the Bank in investigation, evaluating and contesting such claims, regardless of the outcome. The Guarantor's liability pursuant to this
Section 3 shall survive any termination of this Agreement to the extent of all moneys (including proceeds of any collateral) received by the Bank on account of that portion of the Indebtedness (and any renewals, modifications or extensions thereof, or replacements therefor, whether made before or after such termination) for which the Guarantor under the terms of this agreement remains liable notwithstanding such termination, whether such moneys are recovered from, or paid over by, the Bank before or after such termination. The indemnity provided by this paragraph is in addition to the guarantee set forth elsewhere in this Agreement, and shall be limited only to the extent that the Guarantor's liability hereunder is limited in the Special Provisions section of this Agreement.

4. TERMINATION. The liability of the Guarantor under this agreement may be terminated to the extent hereinafter permitted only (i) if the Debtor has no outstanding obligations to Bank, Bank has no continuing commitments to lend to Debtor, and Bank receives written notice of the Guarantor's intent to terminate this agreement signed by the Guarantor, (ii) upon the written agreement of the Bank, or (iii) upon the Bank's receiving written notice of the death of the Guarantor if the Guarantor is an individual. Any termination of the Guarantor's liability under this Agreement shall be effective only as to the portion of the Indebtedness not committed by the Bank prior to or created or arising subsequent to such termination and provided further that this Agreement and the Guarantor's liability hereunder shall remain in full force and effect with respect to the portion of the Indebtedness committed, created, arising or existing prior to such termination and to all renewals, extensions and modifications thereof, whether made before or after such termination.

         If there are more than one Guarantor, including guarantors of the Indebtedness under separate agreements, the liability hereunder of any of them may be terminated in the manner and to the extent provided above, but the liability of those of the Guarantor whose liability hereunder is not terminated shall continue in full force and effect as though executed only by those of the Guarantor remaining.

         The payment in full of all Indebtedness outstanding at any time shall not discharge or otherwise affect the Guarantor's liability hereunder with respect to Indebtedness thereafter created or arising prior to the termination of such liability as herein provided, unless this Agreement is otherwise terminated as provided herein.

5. SECURITY. The Bank shall have a security interest in and right of setoff with respect to all deposits or other sums credited by and due from the Bank to the Guarantor and a security interest in all securities or other property of the Guarantor in the Bank's possession for safekeeping or otherwise. The Bank's security interests shall secure payment of all obligations under this Agreement and the payment and performance of all other obligations of the Guarantor to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. In the event any obligation becomes due under this Agreement, regardless of the adequacy of collateral and without any demand or notice, except a required by applicable law, the Bank may apply or setoff such deposits or other sums and may sell or dispose of any or all of such securities or other property and may exercise any and all rights it may have under the New York Uniform Commercial Code, as in effect form time to time. The rights of the Bank under this Agreement are in addition to, and not exclusive of, any other rights it may have with respect to such deposits, sums, securities, or other property under other agreements or applicable principles of law. The Bank shall have no duty to take steps to preserve rights against prior parties as to such securities or other property. Borrower and any Guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now or existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

6. GUARANTY OBLIGATIONS DUE. In case of (i) the death, legal incapacity, insolvency, liquidation, dissolution, merger, consolidation, or other change of organizational structure of the Guarantor, (ii) suspension of the usual business of the Guarantor, (iii) institution of bankruptcy proceedings or other proceedings of any kind for the relief or collection of debt by or against the Guarantor (including, without limitation, assignments for the benefit of creditors, appointment of trustees, receivers, or custodians for a material part of the Guarantor's assets, levies upon or attachments of assets, the filing of judgments not fully insured or bonded or removed within thirty days, or the filing of tax liens), (iv) transfer of a material portion of the assets of the Guarantor, (v) any financial statement or information furnished by the Guarantor to Bank having been false or misleading in any material respect as of the date furnished, (vi) default (after applicable grace and cure periods) by the Guarantor under any other agreement between the Guarantor and the Bank, (vii) any default or other reason by which the Indebtedness shall have become due and payable, the Indebtedness at the option of the Bank shall become immediately due and payable by the Guarantor irrespective of any other contract or agreement fixing the date of maturity.

7. FINANCIAL INFORMATION. From time to time, but no less often than annually, the Guarantor shall provide the Bank with such financial statements, copies of tax returns, and other information as, and in the form, the Bank may request.

8. COSTS OF COLLECTION. The Guarantor on demand shall pay all expenses of the Bank, including without limitation reasonable attorney's fees, in connection with enforcement and collection of the Indebtedness and obligations under this Agreement.

9. SUBROGATION. Until such time as the Guarantor's obligation under this agreement are fully and irrevocably paid in full, the Guarantor hereby irrevocably waives any claims or rights, including, without limitation, any right of subrogation, which the Guarantor may now possess or subsequently acquire against the Debtor or its bankruptcy estate, arising from the Guarantor's execution of, or payment under, this Agreement, and the Guarantor agrees that in such instances it shall have no recourse, at law or in equity against Debtor or its bankruptcy estate arising from any liability imposed upon, or incurred by, the Guarantor as a result of the Guarantor's execution of this Agreement.

10. AUTHORIZATION. If the Guarantor is a corporation, partnership or other organization or association, this agreement is made and entered into by it in furtherance of its purposes. The execution of this agreement is not contrary to, or in violation of, its certificate of incorporation, charter or by-laws or any other agreement or indenture to which it or any of its members is a party or by which it or its property or its members are bound. The Guarantor and the party executing this Agreement on its behalf represent to the Bank that the Guarantor is duly authorized to guarantee the Indebtedness and undertake the within indemnity.

11. JURISDICTION/WAIVER OF TRIAL BY JURY. The Guarantor agrees that any action or proceeding to enforce the provisions of the Agreement may be commenced by the Bank in the New York State Supreme Court in any county, or in the District Court of the United States in any district in which Bank has an office, and the Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Guarantor, or as otherwise provided by the laws of the State of New York or the United States. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THE NOTE AND MAKE THE LOAN.

12. MISCELLANEOUS. If there are more than one Guarantor, the representations, agreements, obligations and liabilities hereunder of the Guarantor shall be joint and several. This Agreement shall be binding upon the Guarantor, each of them and their respective heirs, executors, administrators, legal representatives, successors and assigns, and shall inure to the benefit of the Bank, and its successors and assigns, including specifically any assignee of all or any portion of the Indebtedness.

13. SPECIAL PROVISIONS. Obligations under this agreement are limited to $300,000.00. All requests for borrowings shall be submitted to the Bank by Food Technology Service, Inc. (Borrower) and must be accompanied by the written consent of MDS Nordion, Inc.

There are no oral representations, understandings or warranties with respect to this Agreement. It may not be changed except by written agreement signed by the Guarantor and the Bank. The Bank's rights and remedies shall not be modified, limited or waived by any representation, promise or agreement made, or any course of conduct, by the Bank after the date of this agreement, unless evidenced by a written document signed by the Bank. If any provision of this Agreement is declared unenforceable or invalid in whole or in part for any reason, the remaining provisions shall continue to be effective.

This Agreement shall be governed by the laws of the State of New York.


Date:   October 29, 1998

By:     MDS Nordion Inc.


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Title:
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State of New York           )
                             ss.:
County of _______________   )


                           Individual Acknowledgement

         On this ______ day of ________________________, before me, the subscriber, personally came ___________________________________, to me known to be the person(s) described in and who executed the foregoing Guaranty, and acknowledged to me that (s)he/they executed the same.



                                              -----------------------------
                                                      Notary Public



                           Partnership Acknowledgement

         On this ______ day of ________________________, before me personally came ___________________________________, to me known to be the person(s) who executed the foregoing Guaranty and who, being duly sworn by me, did depose and say that (s)he is a General Partner in the partnership described in the foregoing Guaranty, that (s)he acknowledged to me that (s) he executed the same as the act and deed of such Partnership.


                                              -----------------------------
                                                      Notary Public


                            Corporate Acknowledgement

         On this ______ day of ________________________, before me, the subscriber, personally came ___________________________________, to me known, who, being by me duly sworn, did depose and say that (s) he resides at ___________________________ and that (s)he is the __________________ of
______________________, the Corporation described in and which executed the above instrument; and that (s)he executed said instrument by order of the Board of Directors of said Corporation.


                                              -----------------------------
                                                      Notary Public